Exhibit 99.1

NEWS RELEASE

HECLA REPORTS 2.5 MILLION OUNCES OF SILVER AND

72,995 OUNCES OF GOLD PRODUCTION IN THIRD QUARTER 2018

$200 million revolving line of credit is undrawn at quarter end

FOR IMMEDIATE RELEASE

October 23, 2018

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced certain preliminary results¹ for the third quarter of 2018.

HIGHLIGHTS

●	Silver production of 2.5 million ounces, and gold production of 72,995 ounces.

●	Silver equivalent production of 10.9 million ounces or gold equivalent production of 135,096 ounces.[2]

●	Lead production of 4,239 tons; zinc production of 12,795 tons.

●

Cash, cash equivalents and short-term investments of approximately $61 million at September 30, 2018 and the revolving line of credit was undrawn. The cash balance includes proceeds from closing out the base metals hedgebook for $32.8 million and receiving $9.5 million of cash from the release of collateral posted by Klondex for reclamation bonds.

“Our gold and silver production met our expectations, with gold production increasing due to the addition of two months of production from the Nevada operations and silver production declining due to lower expected grades at Greens Creek,” said Phillips S. Baker, Jr., President and CEO. “We are on track to meet annual production estimates at all operations. At our new Nevada assets, we are focusing on completing enough underground development at Fire Creek so by about mid-2019 we should have consistent production with an expected 50% higher throughput. We have begun the access drift to the Hatter Graben, which could provide the next leg of growth in Nevada. With Hecla’s strong operations and balance sheet management, we don’t anticipate any significant utilization of the line of credit, which is currently undrawn.”

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)	Silver and gold equivalent calculation based on average actual prices for each metal in the third quarter as follows: $14.99 for Ag, $1,213 for Au, $0.95 for Pb, and $1.15 for Zn.

                                      Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com                                    1

Greens Creek

At the Greens Creek mine, 1.9 million ounces of silver and 11,559 ounces of gold were produced in the quarter. The lower silver and gold production, when compared to the third quarter of 2017, was due to lower ore grades and milled tonnage as a result of mine sequencing. The mill operated at an average of 2,316 tons per day (tpd).

Casa Berardi

At the Casa Berardi mine, 43,981 ounces of gold were produced in the quarter, including 2,767 ounces from the East Mine Crown Pillar pit. The mine produced as expected, with gold production similar to the third quarter of 2017. The mill operated at an average of 3,846 tpd.

San Sebastian

At the San Sebastian mine, 0.5 million ounces of silver and 3,666 ounces of gold were produced in the third quarter. Although silver and gold production were lower compared to the third quarter of 2017, both still met our expectations for the quarter. The mill operated at an average of 432 tpd.

Nevada Operations

At our newly-acquired Nevada operations, 13,789 ounces of gold and 84,145 ounces of silver were produced since the acquisition on July 20. During that period, ore was processed at the Nevada operations at an average of 776 tpd.

Lucky Friday

At the Lucky Friday mine, 31,639 ounces of silver were produced in the quarter compared to 88,298 ounces in the third quarter of 2017, as limited production performed by salaried staff continued during the ongoing strike.

                                      Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com                                    2

PRODUCTION SUMMARY

	Third Quarter Ended			Nine Months Ended
	September 30, 2018	September 30, 2017		September 30, 2018	September 30, 2017
PRODUCTION			Increase/ (Decrease)			Increase/ (Decrease)

Silver (oz)	2,523,690	3,323,157	(24%)	7,654,208	9,500,058	(19%)

Gold (oz)	72,995	63,046	16%	191,115	171,720	11%

Lead (tons)	4,239	5,370	(21%)	15,388	18,426	(16%)

Zinc (tons)	12,795	14,497	(12%)	42,305	43,000	(2%)

Greens Creek – Silver (oz)	1,876,416	2,344,315	(20%)	5,789,440	6,205,659	(7%)

Greens Creek – Gold (oz)	11,559	12,563	(8%)	38,396	39,290	(2%)

Lucky Friday – Silver (oz)	31,639	88,298	(64%)	156,105	769,080	(80%)

San Sebastian – Silver (oz)	521,931	880,885	(41%)	1,593,770	2,498,638	(36%)

San Sebastian – Gold (oz)	3,666	6,342	(42%)	12,051	19,222	(37%)

Casa Berardi – Gold (oz)	43,981	44,141	0%	126,879	113,209	12%

Nevada Operations – Silver (oz)	84,145	N/A	N/A	84,145	N/A	N/A

Nevada Operations – Gold (oz)	13,789	N/A	N/A	13,789	N/A	N/A

Hecla expects to report third quarter 2018 financial results on November 8, 2018.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Quebec, Canada and Nevada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada, and Mexico.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's third quarter 2018 operating and financial results contained in this news release, including cash, cash equivalents and short-term investments, are preliminary and reflect the Company’s expected results as of the date of this news release. Actual reported third quarter 2018 results are subject to management's final review as well as review by the Company's independent registered public accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

                                      Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com                                    3

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of silver production for the third quarter of 2018 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, third quarter 2018 gold production at Casa Berardi and Nevada operations, and quarter-end cash position. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mike Westerlund

Vice President – Investor Relations

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

                                      Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com                                    4